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FOR  IMMEDIATE  RELEASE
-----------------------
                    ALTAVISTA COMPLETES ACQUISITION OF ZIP2

      ZIP2 BRINGS LOCAL EXPERTISE AND ONLINE SHOPPING TO ALTAVISTA USERS

     PALO ALTO, CALIF., APRIL 5, 1999 - Compaq Computer Corporation (NYSE:CPQ) today announced the completion of its acquisition of Zip2 Corporation, expanding local information and e-commerce through the creation of the Internet's first city portals. Zip2 is now an operating division of AltaVista Company, a wholly owned subsidiary of Compaq.
     "By combining Zip2's comprehensive local news and services with AltaVista's powerful search and e-commerce capabilities, we can turn the most compelling user experience on the Internet into profitable possibilities for our partners," said Ronnie Ward, AltaVista vice president and Zip2 general manager. "Our local media and e-commerce partners also benefit from the high volume of traffic generated by AltaVista and Compaq's Presario Internet PCs, which deliver consumers to popular Web sites at the stroke of a button."

ZIP2  SETS  THE  STANDARD  FOR  LOCAL  PORTALS
     Zip2 is the leader in developing, hosting and maintaining consumer Web sites for media companies. With a roster of Zip2-powered sites reaching 200 and covering more than 50 of the top U.S. metropolitan areas, Zip2 is the industry standard local Internet platform. Zip2's city portal platform offers a unique combination of national portal services paired with the deep local content of its media customers, giving users the full-spectrum of familiar Internet utilities, while delivering a locally relevant online experience.
     Media companies in the U.S. using the Zip2 platform to run their online enterprises include Classified Ventures, The New York Times Company, Knight Ridder, Morris Communications, and newspapers in the Hearst, Times Mirror, Media General, Pulitzer Publishing and Freedom Communications chains. Outside the U.S. Zip2's platform has been selected to support local portals for BCTel and the UK-based Mirror Group or more information on Zip2, visit http://www.zip2.com.


ALTAVISTA  LEADS  THE  INDUSTRY
     Launched in 1995, AltaVista is a pioneer in Web search technology and continues to set new standards, from indexing the entire Internet, to providing the first of their kind language translation, AV Photo & Media Finder and AV Family Filter search capabilities. With an extensive line-up of content and services, AltaVista is now regarded as one of the top destinations on the Internet.
AltaVista continues to build upon its heritage through extensive enhancements and industry-leading partnerships to make the Internet relevant, fast and effective for Web users of all proficiency levels. For more information, visit AltaVista's flagship site at http://www.altavista.com or http://www.av.com.


COMPANY  BACKGROUND
     AltaVista Company is a wholly owned subsidiary of Compaq Computer Corporation. A Fortune Global 100 company, Compaq is the second largest computer company in the world and the largest global supplier of personal computers. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.
          Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are on the World Wide Web at http://www.compaq.com.

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     Compaq,  Registered  U.S.  Patent  and  Trademark  Office.  Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For  further  editorial  information,  contact:
     Compaq Computer Corporation  	Eileen Quinn 408-285-9272
                                    eileen.quinn@compaq.com
     Shandwick  International       Steve Marchant 617-266-8400
                                    smarchant@shandwick.com